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                                                                      EXHIBIT 99

                   TXU US HOLDINGS COMPANY AND SUBSIDIARIES
                  CONDENSED STATEMENTS OF CONSOLIDATED INCOME
                                 (Unaudited)

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                                                                                         Twelve Months Ended
                                                                                           March 31, 2002
                                                                                         -------------------
                                                                                         Millions of Dollars

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Operating revenues...................................................................          $12,640
                                                                                               -------

  Operating expenses
  Energy purchased for resale, fuel consumed and delivery costs......................            7,366
  Operation and maintenance..........................................................            2,047
  Depreciation and amortization......................................................              665
  Taxes other than income............................................................              655
                                                                                               -------
     Total operating expenses........................................................           10,733
                                                                                               -------

Operating income.....................................................................            1,907

Other income--net....................................................................              (54)
                                                                                               -------

Income before interest, other charges, income taxes and extraordinary items..........            1,853
                                                                                               -------

Interest income......................................................................               29

Interest expense and other charges
  Interest...........................................................................              423
  Distributions on TXU US Holdings Company obligated,
     Mandatorily redeemable, preferred securities
     of subsidiary trusts holding solely junior
     subordinated debentures of TXU US Holdings Company..............................               44
  Allowance for borrowed funds used during construction
     and capitalized interest........................................................              (19)
                                                                                               -------
      Total interest expense and other charges.......................................              448
                                                                                               -------

Income before income taxes and extraordinary items...................................            1,434

Income tax expense...................................................................              458
                                                                                               -------

Income before extraordinary items....................................................              976

Extraordinary items, net of tax effect...............................................             (154)
                                                                                               -------

Net income...........................................................................              822

Preferred stock dividends............................................................               10
                                                                                               -------

Net income available for common stock................................................          $   812
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